Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-______) on Form S-3 of our report dated January 30, 2014, relating to our audits of the consolidated financial statements of 22nd Century Group, Inc. as of and for the years ended December 31, 2013 and 2012, which appears in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 30, 2014.

We also consent to the reference to our firm under the captions "Experts".

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

October 10, 2014